EXHIBIT 23.1



                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                            April 3, 2006


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of January 6, 2006 accompanying the audited financial statements of Charrette de Cafe, Corp. , as of December 31, 2005, in Amendment Number 3 to Form SB-2 with the U.S. Securities and Exchange Commission, and subsequent amendments, if any, containing said report.

Very truly yours,



/s/ KYLE L. TINGLE
____________________________
    Kyle L. Tingle, CPA, LLC
















        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 450-2200,
            Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com